Exhibit 10.33
THIRD ALLONGE TO
CONVERTIBLE PROMISSORY NOTE
DATED FEBRUARY 28, 2006
     This Third Allonge (the “Allonge”), is executed the 6th day of February, 2008, attached to and forming a part of a Convertible Promissory Note, dated February 28, 2006 (collectively, the “Note”), made by ECOLOGY COATINGS, INC., a Nevada corporation (the “Company”), payable to the order of CHRIS L. MARQUEZ (the “Holder”), in the original principal amount of $300,000.
     In consideration of the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder, intending to be legally bound, hereby agree as follows:
     1. The first paragraph of the Note is hereby amended and restated in its entirety as follows:
FOR VALUE RECEIVED, ECOLOGY COATINGS, INC., a Nevada corporation (“Company”), promises to pay to CHRIS L. MARQUEZ (“Holder”) or his registered assigns, in lawful money of the United States of America the principal sum of ONE HUNDRED FORTY TWO THOUSAND FOUR HUNDRED FIFTEEN Dollars ($142,415), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of the Third Allonge on the unpaid principal balance at a rate equal to fifteen percent (15%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any accrued and unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 31, 2008 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is one of a duly authorized series of Convertible Promissory Notes of the Company that may be issued by the Company from time to time of like tenor and effect (except for such variation as may be necessary to express the name of the payee, the number, the date, and the principal amount of each note) each dated on or after June 30, 2006 (the “Bridge Notes”).
     2. The following definitions are hereby added and incorporated into Paragraph No. 1 of the Note:
“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation under GAAP, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of another Person secured by lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or this clause (e), whether or not between or among the same parties.
“Secured Indebtedness” means the total amount of secured Indebtedness that the Company may borrow under any credit facility with a commercial bank, investment bank or third party up to a maximum of $1,500,000, whether outstanding on the date hereof or hereafter incurred, that is secured by all or part of the assets of the Company.
“Senior Indebtedness” means any Indebtedness of the Company, whether outstanding on the date of this Note or hereafter incurred, which is contractually senior in right of payment to the Senior Subordinated Indebtedness and Subordinated Indebtedness of the Company and contractually subordinate or junior in the right of payment to the Secured Indebtedness.
“Senior Subordinated Indebtedness” means any Indebtedness of the Company, whether outstanding on the date of this Note or hereafter incurred up to $30,000, which is contractually senior in right of payment to the Subordinated Indebtedness of the Company and contractually subordinate or junior in the right of payment to the Secured Indebtedness and the Senior Indebtedness.
“Subordinated Indebtedness” means any Indebtedness of the Company, whether outstanding on the date of this Note or hereafter incurred, which is contractually subordinate or junior in right of payment to Secured Indebtedness, this Note and other Senior Subordinated Indebtedness. Subordinated Indebtedness of the Company shall include amounts that the Company borrowed from (i) its officers and directors, (ii) Deanna Stromback and (iii) Douglas Stromback.
     3. Paragraph No. 3 of the Note is hereby amended and restated in its entirety as follows:
Prepayment. The Company may prepay the Note in whole or part at any time, in its sole and absolute discretion.
     4. Paragraph No. 14 of the Note is hereby deleted and amended and restated in its entirety as follows:
          Subordinated Indebtedness.
     (a) This Note constitutes Senior Subordinated Indebtedness of the Company and is unsecured. The Indebtedness evidenced by this Note is senior to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid Interest on, all existing and future Subordinated Indebtedness of the Company. The Note will be subordinated or junior to, in right of prior payment of principal of, premium, if any, and accrued and unpaid interest on, any existing and future Secured Indebtedness or Senior Indebtedness of the Company. The Note will be pari passu with, in right of prior payment of principal of, premium, if any, and accrued and unpaid interest on, all existing and future Senior Subordinated Indebtedness and the other outstanding Bridge Notes of this series of the Company.
     (b) Upon any distribution of assets of the Company in any dissolution, winding up, liquidation or reorganization of the Company, all holders of Secured Indebtedness or Senior Indebtedness of the Company must be paid in full before any payment or distribution is made with respect to the Note.

     5. The following is hereby added as Paragraph No. 19 of the Note:
          Late Payment Penalty.
Should any payment due hereunder be received by the Holder of this Note more than five (5) days after the Maturity Date, the Company shall pay a late payment penalty equal to ten percent (10%) of the amount then due for each month or portion of a month until paid.
     6. The following is hereby added as Paragraph No. 20 of the Note:
          Attorneys Fees
The Company shall reimburse Holder for reasonable legal fees and out-of-pocket expenses directly attributable to the Note upon the presentment to the Company of documentation of such fees and expenses in a form acceptable to the Company, provided that such legal fees and expenses are calculated on an hourly, and not a contingency fee, basis; and provided further that Holder shall bear all expenses of any suit against the Company if the relevant trier-of-fact determines Holder’s claim or position was without reasonable foundation.
     7. The following is hereby added as Paragraph No. 21 on the Note:
          Subsequent Financing
Should the Company complete a new financing, defined as an offering of the Company’s debt or equity securities made pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, in an aggregate amount greater than or equal to Five Hundred Thousand and 00/100 dollars on or before the Maturity Date, the Company shall divert the applicable proceeds of such financing to retire the Note in full.
     8. The following is hereby added as Paragraph No. 22 on the Note:
          Mutual Release
(a) The Holder hereby agrees on behalf of himself, his agents, assignees, attorneys, successors, assigns, heirs and executors, to, and you do hereby, forever release the Company and its affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries in their individual and/or representative capacities (hereinafter, collectively, the “Company Releasees”), from any and all causes of action, agreements, damages, judgments, claims, debts, covenants, executions and demands of any kind whatsoever, which you or your heirs, executors, administrators, successors and assigns ever had, now have or may have against the Company Releasees or any of them, in law or equity, whether known or unknown to you, for, upon, or by reason of, any matter whatsoever occurring up to the date of this Third Allonge, including without limitation in connection with or in relation to the Holder’s initial investment in the Company, the inducement for, or consummation of, any prior Allonge to the Note, and the Holder’s conversion of any part of the then- principal balance of the Note into shares of the Company’s common stock; provided that such released claims shall not include any claims to enforce the Holder’s rights under the this Third Allonge
(b) The Holder represents that he has read carefully and fully understands the terms of this Third Allonge, and that he has been advised to consult with an attorney and had the opportunity to consult with an attorney prior to signing this Third Allonge. The Holder acknowledges that he is executing this Third Allonge voluntarily and knowingly and that you have not relied on any representations, promises or agreements of any kind made to him in connection with his decision to accept the terms of this Third Allonge, other than those set forth in this Third Allonge.
(c) As a material inducement to Holder to enter into this Third Allonge, the Company does hereby agree to forever release the Holder, the Holder’s heirs, successors and assigns (hereinafter, collectively, the “Holder Releasees”), from any and all causes of action, agreements, damages, judgments, claims, debts, covenants, executions and demands of any kind whatsoever, which the Company ever had, now has or may have against the Company Releasees or any of them, in law or equity, whether known or unknown, for, upon, or by reason of, any matter whatsoever occurring up to the date first above written, provided, however, that such released claims shall not include any claims to enforce the Company’s rights under this Third Allonge.
     9. As a material inducement to Holder to enter into this Third Allonge, the Company shall issue Holder Sixty Thousand (60,000) restricted shares of the Company’s common stock, par value $.001 per share (the “Shares”). The Company shall cause the Shares to be issued in the Holder’s name, either represented by a stock certificate or book entry registration at the Company’s transfer agent, as soon as practicable after the Company receives this executed Third Allonge from Holder.
     10. Except as expressly amended hereby, all other terms and conditions of the Note shall remain in full force and effect in accordance with the original terms thereof.

     IN WITNESS WHEREOF, the Company and Holder have caused this Third Allonge to be executed and delivered as of the date and year first above written.

ECOLOGY COATINGS, INC.
By:

F. Thomas Krotine
Its:	President

Accepted and agreed to:

CHRIS L. MARQUEZ